Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110396 on Form S-8 of our report relating to the financial statements of Robinson Companies Retirement Plan dated June 28, 2012, appearing in this Annual Report on Form 11-K of Robinson Companies Retirement Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

June 28, 2012